As filed with the Securities and Exchange Commission on March 8, 2007.
Registration No. 333-39756

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	38-3519512 (I.R.S. Employer Identification No.)

One Village Center Drive, Van Buren Twp., Michigan (Address of principal executive offices)	48111 (zip code)
Visteon Investment Plan
(formerly known as the Visteon Investment Plan for Salaried Employees)
(Full title of the Plan)
John Donofrio
Senior Vice President and General Counsel
Visteon Corporation
One Village Center Drive
Van Buren Township, Michigan 48111
(Name and address of agent for service)
(800) VISTEON
(Telephone number, including area code, of agent for service)

WITHDRAWAL OF SECURITIES FROM REGISTRATION
On June 21, 2000, Visteon Corporation (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-39756) with the Securities and Exchange Commission registering 5,000,000 shares of the Company’s Common Stock, par value $1 per share, and an indeterminate amount of interests to be offered or sold pursuant to the Visteon Investment Plan (formerly known as the Visteon Investment Plan for Salaried Employees, the “Plan”). Effective as of December 31, 2005, the Visteon Stock Fund was closed to new contributions and transfers under the Plan, and all units held in the Visteon Stock Fund after June 30, 2006 were liquidated and transferred to alternative investment funds under the Plan. Accordingly, the Company is filing this post-effective amendment No. 1 to the registration statement to withdraw from registration any remaining unsold shares of Common Stock and interests in the Plan.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

	24.1	Powers of Attorney relating to execution of this post-effective amendment No. 1 to the registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, in the State of Michigan, on March 8, 2007.

VISTEON CORPORATION

By	/s/ John Donofrio

John Donofrio
Senior Vice President and General Counsel
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed on March 8, 2007, by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Michael F. Johnston*	Chairman of the Board of Directors and

Michael F. Johnston	Chief Executive Officer (principal executive officer)

/s/ James F. Palmer*	Executive Vice President and Chief Financial Officer

James F. Palmer	(principal financial officer)

/s/ William G. Quigley III*	Senior Vice President, Corporate Controller

William G. Quigley III	and Chief Accounting Officer (principal accounting officer)

/s/ William H. Gray, III*	Director
William H. Gray, III

/s/ Patricia Higgins* Patricia Higgins	Director

/s/ Karl J. Krapek*	Director
Karl J. Krapek

/s/ Charles L. Schaffer*	Director
Charles L. Schaffer

/s/ Donald J. Stebbins*	Director, President and Chief Operating Officer
Donald J. Stebbins

/s/ Richard J. Taggart*	Director
Richard J. Taggart

/s/ James D. Thornton*	Director
James D. Thornton

/s/ Kenneth B. Woodrow*	Director
Kenneth B. Woodrow

*By:	/s/ John Donofrio

John Donofrio
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Van Buren Township, in the State of Michigan, on March 8, 2007.

VISTEON INVESTMENT PLAN

By	/s/ Dorothy L. Stephenson

Dorothy L. Stephenson
Visteon Investment Plan, Administrative Committee

EXHIBIT INDEX

Exhibit
Number	Exhibit Name

24.1	Powers of Attorney relating to execution of this post-effective amendment No. 1 to the registration statement.

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